
<ARTICLE> 7
<LEGEND>
This restated schedule contains summary financial information extracted from the September 30, 1998 10Q and is qualified in its entirety by reference to such financial statements. Certain information has been restated to conform with current year presentation.
</LEGEND>
<RESTATED>
<CIK> 0000230557
<NAME> SELECTIVE INSURANCE GROUP, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<DEBT-HELD-FOR-SALE>                         1,050,907
<DEBT-CARRYING-VALUE>                          370,557
<DEBT-MARKET-VALUE>                            388,334
<EQUITIES>                                     236,355
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                               1,726,257
<CASH>                                           9,967
<RECOVER-REINSURE>                              10,085
<DEFERRED-ACQUISITION>                         115,300
<TOTAL-ASSETS>                               2,410,080
<POLICY-LOSSES>                              1,184,947<F1>
<UNEARNED-PREMIUMS>                            417,668
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                120,766<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        73,948
<OTHER-SE>                                     506,834
<TOTAL-LIABILITY-AND-EQUITY>                 2,410,080
<PREMIUMS>                                     536,496
<INVESTMENT-INCOME>                             72,792
<INVESTMENT-GAINS>                               2,788
<OTHER-INCOME>                                  12,995
<BENEFITS>                                     381,315<F3>
<UNDERWRITING-AMORTIZATION>                    170,694
<UNDERWRITING-OTHER>                                 0
<INCOME-PRETAX>                                 52,006
<INCOME-TAX>                                     9,508
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    42,498
<EPS-BASIC>                                       1.48
<EPS-DILUTED>                                     1.37
<RESERVE-OPEN>                               1,161,169<F4>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,184,947<F5>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Reserve for losses and the Reserve for loss expenses.
<F2>Equals the sum of Notes payable, Short-term debt, and Convertible subordinated debentures.
<F3>Equals the sum of losses incurred and loss expenses incurred.
<F4>Equals the sum of Reserve for losses and Reserve for loss expenses at the beginning of the year.
<F5>Equals the sum of Reserve for losses and Reserve for loss expenses at the end of the period.

